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                                                       Exhibit 5(b)

                              November 2, 1995


Pharmacia & Upjohn, Inc.
Fleming Way
Crawley, Sussex RH10 2LZ
England

Ladies and Gentlemen:

      We have acted as counsel for Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), and Pharmacia Aktiebolag, a corporation organized under the laws of the Kingdom of Sweden ("Pharmacia"), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 to which this opinion is attached as an exhibit (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended (the "Act"), of 15,757,512 shares (the "Shares") of the Company's common stock, par value $.01 per share. The Shares are to be issued by the Company pursuant to certain outstanding options to purchase common stock par value $1.00 per share, of The Upjohn Company ("Upjohn") issued pursuant to stock option plans of Upjohn which have been assumed by the Company pursuant to
Section 2.04(b) of the Combination Agreement dated, as of August 20, 1995, among the Company, Pharmacia, Upjohn and Pharmacia & Upjohn Subsidiary, Inc. (such assumed options, the "Assumed Options").

      In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such documents. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

      Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware.

      Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that when the Shares have been duly issued and delivered in accordance with the terms of the Assumed Options, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5(b) to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,



                                          /s/  SHEARMAN & STERLING